Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Waltz Jr., David P. Johnson and Daniel S. Kelly, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Atkore International Group Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael V. Schrock	Director and Chairman of the Board	January 26, 2021
Michael V. Schrock

/s/ William E. Waltz Jr.	President and Chief Executive Officer, Director	January 27, 2021
William E. Waltz Jr.	(Principal Executive Officer)

/s/ David P. Johnson	Vice President and Chief Financial Officer	January 27, 2021
David P. Johnson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeri L. Isbell	Director	January 26, 2021
Jeri L. Isbell

/s/ Wilbert W. James Jr.	Director	January 27, 2021
Wilbert W. James Jr.

/s/ Betty R. Johnson	Director	January 27, 2021
Betty R. Johnson

/s/ Justin A. Kershaw	Director	January 27, 2021
Justin A. Kershaw

/s/ Scott H. Muse	Director	January 27, 2021
Scott H. Muse

/s/ William R. VanArsdale	Director	January 27, 2021
William R. VanArsdale

/s/ A. Mark Zeffiro	Director	January 27, 2021
A. Mark Zeffiro